UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2007, Cheniere Marketing, Inc. (“Cheniere Marketing”), a wholly-owned subsidiary of Cheniere Energy, Inc., and Sabine Pass LNG, L.P. (“Sabine Pass”), a wholly-owned subsidiary of Cheniere Energy Partners, L.P., entered into an amendment (the “Amendment”) to that certain Amended and Restated LNG Terminal Use Agreement, dated November 9, 2006, between Cheniere Marketing and Sabine Pass. Pursuant to the terms of the Amendment, Cheniere Marketing increased its LNG storage capacity at the Sabine Pass LNG receiving terminal to the LNG equivalent of at least 6.9 billion cubic feet. In addition, the Amendment modified Sabine Pass’ obligation to construct, at its sole expense, a sixth LNG storage tank for Cheniere Marketing. Instead, Sabine Pass will construct the additional tank, subject to receipt of all required governmental and lender approvals, upon agreement with Cheniere Marketing of mutually acceptable terms and conditions, including financing. If no such acceptable agreement is reached, Sabine Pass will still be obligated to construct the additional tank, subject to receipt of all required governmental and lender approvals, if Cheniere Marketing directly or indirectly commits to provide, at its sole cost, all necessary construction funding reasonably acceptable to Sabine Pass.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1	Amendment of LNG Terminal Use Agreement, dated June 25, 2007, by and between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 26, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment of LNG Terminal Use Agreement, dated June 25, 2007, by and between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P. (filed herewith).